Exhibit 10.21

Execution Copy

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

     This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), made and entered into as of August 15, 2007, is among Cabela’s Incorporated, a Delaware corporation, Cabela’s Retail, Inc., a Nebraska corporation, Van Dyke Supply Company, Inc., a South Dakota corporation, Cabela’s Ventures, Inc., a Nebraska corporation, Cabela’s Outdoor Adventures, Inc., a Nebraska corporation, Cabela’s Catalog, Inc., a Nebraska corporation, Cabela’s Wholesale, Inc., a Nebraska corporation, Cabela’s Marketing and Brand Management, Inc., a Nebraska corporation, Cabelas.com, Inc., a Nebraska corporation, Wild Wings, LLC, a Minnesota limited liability company, Cabela’s Lodging, LLC, a Nebraska limited liability company, Cabela’s Retail LA, LLC, a Nebraska limited liability company, Cabela’s Trophy Properties, LLC, a Nebraska limited liability company, Original Creations, LLC, a Minnesota limited liability company, Cabela’s Retail TX, L.P., a Nebraska limited partnership, Cabela’s Retail GP, LLC, a Nebraska limited liability company, CRLP, LLC, a Nebraska limited liability company, Legacy Trading Company, a South Dakota corporation, Cabela’s Retail MO, LLC, a Nebraska limited liability company and Cabela’s Retail IL, Inc., an Illinois corporation (individually, a “Borrower” and, collectively, the “Borrowers”), the banks which are signatories to the Credit Agreement (as defined below) (individually, a “Bank” and, collectively, the “Banks”), and U.S. Bank National Association, one of the Banks, as agent for the Banks (in such capacity, the “Agent”).

RECITALS

     1. The Borrowers, the Banks and the Agent entered into a Second Amended and Restated Credit Agreement dated as of July 15, 2005 (the “Credit Agreement”); and

     2. The Borrower desires to amend certain provisions of the Credit Agreement, and the Banks have agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

     Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

     Section 2. Amendments. The Credit Agreement is hereby amended as follows:

     2.1 Definitions. The definitions of “Eurodollar Rate”, “Revolving Commitment Ending Date” and “Total Letter of Credit Commitment Amount” contained in Section 1.1 of the Credit Agreement are amended to read in their entireties as follows:

     “Eurodollar Rate”: With respect to each Interest Period applicable to a Eurodollar Rate Advance, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on Reuters Screen LIBOR01 or any successor thereto as of 11:00 AM, London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Administrative Agent at such time based on such other published service of general application as shall be selected by the Administrative Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Administrative Agent may determine the rate based on rates at which United States dollar deposits are offered to the Administrative Agent in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the first day of such Interest Period in an amount approximately equal to the Advance by the Administrative Agent to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%).

     “Revolving Commitment Ending Date”: June 30, 2012.

     “Total Letter of Credit Commitment Amount”: Two Hundred Million and No/100 Dollars ($200,000,000) in the aggregate, inclusive of any Unpaid Drawings.

     2.2 Terms of Letters of Credit. Section 2.11 of the Credit Agreement is amended by amending the second sentence thereof to read in its entirety as follows:

     All Letters of Credit must expire not later than one year from the date of issuance (subject to renewal), provided that at any time, the Borrowers may have outstanding Letters of Credit expiring not later than 30 days prior to the Revolving Commitment Ending Date with the aggregate maximum amount available to be drawn on such Letters of Credit not exceeding $25,000,000.

     2.3 Financial Statements. Section 5.1(b) of the Credit Agreement is amended to read in its entirety as follows:

     (b) As soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year, unaudited consolidated statements of income and cash flow for the Borrowers for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated balance sheet of the Borrowers as at the end of such quarter, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of the Borrowers’ Agent stating that such financial statements present fairly the financial condition of the Borrowers and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements).

     2.4 Disposition of Assets. Section 6.2(e) of the Credit Agreement is amended to read in its entirety as follows:

     (e) other dispositions of property during the term of this Agreement whose net book value in the aggregate does not exceed 10% of the Borrowers’ total assets as shown on its balance sheet for immediately prior fiscal year;

     2.5 Subsidiaries. Section 6.5 of the Credit Agreement is amended to read in its entirety as follows:

     Section 6.5 Subsidiaries. Except as permitted in Sections 6.1 and 6.2, no Borrower will, nor will permit any Subsidiary to, do any of the following: (a) form or enter into any partnership or joint venture where such Borrower or such Subsidiary shall have unlimited liability for the liabilities of the partnership or joint venture; (b) take any action, or permit any Subsidiary to take any action, which would result in a decrease in any Borrower’s or any Subsidiary’s ownership interest in any Subsidiary; or (c) form or acquire any Person that would thereby become a Subsidiary unless, immediately upon the closing of such formation or acquisition, such Person shall enter into documents requested by the Administrative Agent to provide that such Person shall be obligated to repay the Loans and other amounts payable under the Loan Documents and otherwise be bound by the terms and conditions of the Loan Documents; provided, however, that any such Person shall not be required to comply with Section 6.5(c) if at the closing of such formation or acquisition the assets of such Person, together with the assets of each other Subsidiary (excluding WFB) that is not a Borrower, have a value of less than five percent (5%) of the consolidated total assets of the Borrowers as shown on the most recent balance sheet provided pursuant to Section 5.1(a). If at any time after the Closing Date the value of the assets of any Subsidiary (excluding WFB) that is not a Borrower, together with the value of the assets of each other Subsidiary that is not a Borrower, equals or exceeds five percent (5%) of the consolidated total assets of the Borrowers as shown on the most recent balance sheet provided pursuant to Section 5.1(a), such Subsidiary shall promptly enter into documents requested by the Administrative Agent to provide that such Subsidiary is obligated to repay the Loans and other amounts payable under the Loan Documents and otherwise be bound by the terms and conditions of the Loan Documents.

     2.6 Negative Pledges. Section 6.6 of the Credit Agreement is amended by deleting the last sentence thereof it is entirety.

     2.7 Liens. Section 6.13 of the Credit Agreement is amended by amending subsection (k) thereof to read in its entirety as follows:

     (k) Liens securing floor plan financing for boats and all terrain vehicles in an aggregate amount not to exceed $50,000,000 at any time.

     2.8 Sale and Leaseback Transactions. Section 6.19 of the Credit Agreement is amended to read in its entirety as follows:

     Section 6.19 Sale and Leaseback Transactions. No Borrower will, nor permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, and thereafter lease such property for the same or a substantially similar purpose or purposes as the property sold or transferred, except during any fiscal year of the Borrowers with respect to property having an aggregate value not in excess of ten percent (10%) of the consolidated total assets of the Borrowers as shown on the most recent balance sheet provided pursuant to Section 5.1(a).

     2.9 Intercreditor Agreement. Section 6.20 of the Credit Agreement is amended to read in its entirety as follows:

     Section 6.20 Intercreditor Agreement. The Borrowers shall not fail to maintain the Intercreditor Agreement in full force and effect, provided, that the Banks agree to terminate the Intercreditor Agreement simultaneously with the termination of the Intercreditor Agreement by all other parties to the Intercreditor Agreement.

     Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective upon delivery by the Borrowers of, and compliance by the Borrowers with, the following:

     3.1 This Amendment, duly executed by the Borrowers.

     3.2 A certificate executed by an officer or designated representative of a partner of each Borrower (i) certifying that there has been no amendment to the Articles of Incorporation and Bylaws or Operating Agreement, as applicable, of such Borrower since true and accurate copies of the same were delivered to the Banks with a certificate of a properly designated representative of such Borrower dated July 15, 2005, February 22, 2006 or June 15, 2007, as applicable, (ii) certifying that the resolutions previously delivered to the Banks with a certificate of a properly designated representative of such Borrower dated July 15, 2005, February 22, 2006 or June 15, 2007, as applicable, are still effective, and (iii) certifying that the individual signing the certificate is authorized to execute this Amendment and any other instrument or agreement executed by such Borrower in connection with this Amendment (collectively, the “Amendment Documents”), all in a form as set forth on Exhibit A hereto.

     3.3 Certified copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Amendment.

     3.4 The Borrowers shall have satisfied such other conditions as specified by the Agent, including payment of all unpaid legal fees and expenses incurred by the Agent through the date of this Amendment in connection with the Credit Agreement and the Amendment Documents.

Section 4. Representations, Warranties, Authority, No Adverse Claim.

     4.1 Reassertion of Representations and Warranties, No Default. Each Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Banks.

     4.2 Authority, No Conflict, No Consent Required. Each Borrower represents and warrants that such Borrower has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by such Borrower in connection herewith or therewith by proper corporate action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which such Borrower is a party or a signatory or a provision of the Borrower’s Articles of Incorporation, Bylaws, Operating Agreement, or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to such Borrower or any of its property except, if any, in favor of the Banks. Each Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by such Borrower of the Amendment Documents or other agreements and documents executed and delivered by such Borrower in connection therewith or the performance of obligations of such Borrower therein described, except for those which such Borrower has obtained or provided and as to which such Borrower has delivered certified copies of documents evidencing each such action to the Banks.

     4.3 No Adverse Claim. Each Borrower warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give such Borrower a basis to assert a defense, offset or counterclaim to any claim of the Banks with respect to the Obligations.

     Section 5. Affirmation of Credit Agreement, Further References. Each Bank and each Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment.

     Section 6. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof.

     Section 7. Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

     Section 8. Successors. The Amendment Documents shall be binding upon the Borrowers and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Banks and the successors and assigns of the Banks.

     Section 9. Legal Expenses. As provided in Section 9.2 of the Credit Agreement, the Borrowers agree to pay or reimburse the Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses paid or incurred by the Agent, including filing and recording costs and fees, charges and disbursements of outside counsel to the Agent (determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges the Agent in certain matters) and/or the allocated costs of in-house counsel incurred from time to time, in connection with the Credit Agreement, including in connection with the negotiation, preparation, execution, collection and enforcement of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrowers under the Amendment Documents, and to pay and save the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrowers shall survive any termination of the Credit Agreement.

     Section 10. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

     Section 11. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.

     Section 12. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEBRASKA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.

[The remainder of this page intentionally left blank; signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

CABELA’S INCORPORATED
CABELA’S CATALOG, INC.
CABELA’S RETAIL, INC.
CABELA’S OUTDOOR ADVENTURES, INC.
CABELAS.COM, INC.
CABELA’S WHOLESALE, INC.
CABELA’S VENTURES, INC.
WILD WINGS, LLC
CABELA’S LODGING, LLC
LEGACY TRADING COMPANY
CABELA’S TROPHY PROPERTIES, LLC
CABELA’S MARKETING AND BRAND
MANAGEMENT, INC.
CABELA’S RETAIL LA, LLC
ORIGINAL CREATIONS, LLC
CABELA’S RETAIL GP, LLC
CRLP, LLC
CABELA’S RETAIL MO, LLC

By:	/s/ Ralph W. Castner
Name:	Ralph W. Castner
Title:	Vice President, CFO
Secretary or Treasurer

VAN DYKE SUPPLY COMPANY, INC.

By:	/s/ Jeff Jung
Name:	Jeff Jung
Title:	Secretary and Treasurer

[Signature Page 1 to First Amendment to
Second Amended and Restated Credit Agreement]

CABELA’S RETAIL TX, L.P.

By:	Cabela’s Retail GP, LLC
Its: General Partner

By:	/s/ Ralph W. Castner
Name:	Ralph W. Castner
Title:	Secretary and Treasurer

CABELA’S RETAIL IL, INC.

By:	/s/Ralph W. Castner
Name:	Ralph W. Castner
Title:	Secretary and Treasurer

[Signature Page 2 to First Amendment to
Second Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
in its individual corporate capacity and as
Administrative Agent

By:	/s/ James M. Williams
Name:	James M. Williams
Title:	Vice President

[Signature Page 3 to First Amendment to
Second Amended and Restated Credit Agreement]

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Darren L. Lemkau
Name:	Darren L. Lemkau
Title:	Senior Vice President

[Signature Page 4 to First Amendment to
Second Amended and Restated Credit Agreement]

WACHOVIA BANK, NATIONAL
ASSOCIATION

By:	/s/ Mark S. Supple
Name:	Mark S. Supple
Title:	Vice President

[Signature Page 5 to First Amendment to
Second Amended and Restated Credit Agreement]

COMERICA BANK

By:	/s/ Timothy O’Rourke
Name:	Timothy O’Rourke
Title:	Vice President

[Signature Page 6 to First Amendment to
Second Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ Bill Weber
Name:	Bill Weber
Title:	Vice President

[Signature Page 7 to First Amendment to
Second Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Christine Herrick
Name:	Christine Herrick
Title:	Vice President

[Signature Page 8 to First Amendment to
Second Amended and Restated Credit Agreement]

SOVEREIGN BANK

By:	/s/ Jeffrey N. Kauffman
Name:	Jeffrey N. Kauffman
Title:	Vice President

[Signature Page 9 to First Amendment to
Second Amended and Restated Credit Agreement]

EXHIBIT A TO
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

CERTIFICATE

     This Certificate is executed and delivered pursuant to Section 3.2 of that certain First Amendment to Second Amended and Restated Credit Agreement (“First Amendment”), dated concurrently herewith, by and among each of the undersigned, the banks which are signatories to the Credit Agreement (as defined in the First Amendment) (individually, a “Bank” and, collectively, the “Banks”), and U.S. Bank National Association, one of the Banks, and as agent for the Banks (in such capacity, the “Agent”). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the First Amendment. The undersigned hereby certifies to the Agent and the Banks as follows:

     1. There has been no amendment to the Articles of Incorporation and Bylaws or Operating Agreement, as applicable, of each of the undersigned Borrowers since true and accurate copies of the same were delivered to the Banks with a certificate of an officer or designated representative for a partner of such Borrower dated July 15, 2005, February 22, 2006 or June 15, 2007, as applicable.

     2. The resolutions previously delivered to the Banks with a certificate of an officer or designated representative for a partner of such Borrower dated July 15, 2005, February 22, 2006 or June 15, 2007, as applicable, are still effective.

     3. The undersigned is (i) an officer or (ii) a designated representative for a partner of each Borrower, and is authorized to execute the First Amendment and any other instrument or agreement executed by such Borrower in connection with the First Amendment.

[The remainder of this page intentionally left blank; signature page follows.]

Ex A-1

     IN WITNESS WHEREOF, this certificate has been executed as of August ____, 2007.

CABELA’S INCORPORATED
CABELA’S CATALOG, INC.
CABELA’S RETAIL, INC.
CABELA’S OUTDOOR ADVENTURES, INC.
CABELAS.COM, INC.
CABELA’S WHOLESALE, INC.
CABELA’S VENTURES, INC.
WILD WINGS, LLC
CABELA’S LODGING, LLC
LEGACY TRADING COMPANY
CABELA’S TROPHY PROPERTIES, LLC
CABELA’S MARKETING AND BRAND MANAGEMENT, INC.
CABELA’S RETAIL LA, LLC
ORIGINAL CREATIONS, LLC
CABELA’S RETAIL GP, LLC
CRLP, LLC
CABELA’S RETAIL MO, LLC

By:
Name:	Ralph W. Castner
Title:	Vice President, CFO
Secretary or Treasurer

VAN DYKE SUPPLY COMPANY, INC.

By:
Name:	Jeff Jung
Title:	Secretary and Treasurer

CABELA’S RETAIL TX, L.P.

By: Cabela’s Retail GP, LLC
Its: General Partner

By
Name: Ralph W. Castner
Title:	Secretary and Treasurer

Ex A-2

CABELA’S RETAIL IL, INC.

By:
Name:	Ralph W. Castner
Title:	Secretary and Treasurer

Ex A-3